UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Matrix Service Company

(Name of Registrant as Specified in Its Charter)

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SUPPLEMENT TO THE PROXY STATEMENT DATED SEPTEMBER 24, 2025,
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2025

This supplement, dated October 15, 2025 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A filed by Matrix Service Company (“we” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 24, 2025 (as supplemented by the Supplement to the Proxy Statement filed by the Company with the SEC on September 29, 2025, the “Proxy Statement”) in connection with the Company’s 2025 Annual Meeting of Stockholders scheduled to be held on November 4, 2025 at 10:00 a.m., Central Time (the “Annual Meeting”).

This Supplement provides additional information regarding Proposal 5 (Approval of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan). The last table on page 59 of the Proxy Statement includes the number of shares of our common stock subject to outstanding performance share unit awards (“PSUs”) assuming that the relative Total Shareholder Return (“TSR”) performance goal is achieved at the maximum level. This Supplement replaces that table with the tables set forth below, the first of which includes the number of shares of our common stock subject to outstanding PSUs assuming that the relative TSR performance goal is achieved at the target level. We believe that target level represents a more realistic estimate of the level of performance that is likely to be achieved for the outstanding PSUs and, therefore, provides a more accurate assessment of the potential dilution impact of Proposal 5.

On page 59 of the Proxy Statement under the heading “Proposal Number 5: Approval of Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan to increase the authorized number of shares from 3,975,000 to 5,000,000—Background for the Current Request to Increase the Share Reserve under the 2020 Plan—Updated Share Information as of September 12, 2025,” the disclosure (including the table and the footnotes thereto) is replaced in its entirety to read as set forth below:

“Updated Share Information as of September 12, 2025. The information included in our Proxy Statement and our 2025 Annual Report is updated by the following information regarding all existing equity compensation plans as of the Record Date:

Awards outstanding	Target performance	Maximum performance
Restricted stock units (RSUs)	703,935	703,935
Performance share unit awards (PSUs)(1)	1,377,149	2,754,298
Total number of awards outstanding	2,081,084	3,458,233

(1)The shares of our common stock received can range from zero to two for each PSU based on the relative Total Shareholder Return (“TSR”) of our common stock as compared to the TSR of a group of peer companies over the performance period. Target performance reflects one share of common stock for each PSU. Maximum performance reflects two shares of common stock for each PSU. Actual performance achieved for the PSUs in the prior three years was 109% in August 2025, 28.25% in August 2024, and 0% in August 2023.

Shares available for grant under the 2020 Plan(1)	462,442
Total shares of common stock outstanding	28,068,535

(1)The number of shares remaining available for future grant under the 2020 Plan reflects PSUs at maximum payout.”

Except as described in this Supplement, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. Additional information on how to vote your shares, attend the Annual Meeting or change or revoke your proxy is contained in the Proxy Statement beginning on page 1 under the heading “Solicitation and Revocation of Proxies.”

This Supplement should be read together with the Proxy Statement. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

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